UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT
(Address of principal executive offices)

84120
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2015, Great Basin Scientific, Inc. (the “Company”) entered into an office lease (the “New Lease”) with Bay Pacific East South Temple, LLC (the “Landlord”) to lease approximately 13,399 square feet of office space located at 420 E. South Temple, Suite 520, Salt Lake City, UT 84111 for use as the Company’s new executive offices and labs.  The Company also entered into a first amendment to the New Lease on August 26, 2015, pursuant to which the Company agreed to expand the premises under the New Lease by an additional 6,088 square feet on a month-to-month basis for an additional $8,437.00 per month.  On March 10, 2016, effective February 29, 2016, the Company and the Landlord entered into a second amendment to the New Lease (the “Second Amendment”), pursuant to which the Company agreed to, (i) expand the premises under the New Lease by an additional 24,495 square feet effective April 16, 2016 and (ii) extend the term of the New Lease to August 31, 2021.  The blended monthly rate under the New Lease as amended by the Second Amendment will range from $49,485.53 per month to $57,998.10 per month.

The foregoing description of the Second Amendment  is a summary of the material terms thereof and is qualified in its entirety by the full text of the Second Amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K. and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
10.1	Second Amendment to Lease between Bay Pacific East South Temple, LLC and Great Basin Scientific, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: March 16, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amendment to Lease between Bay Pacific East South Temple, LLC and Great Basin Scientific, Inc.